EXHIBIT 16.1

Semple & Cooper, LLP
Certified Public Accountants and Consultants
2700 N. Central Avenue, Ninth Floor
Phoenix, Arizona  85004

January 31, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Creative Vistas, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Amendment No. 2 to Form 8-K report dated January 31, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ Semple & Cooper, LLP

Semple & Cooper, LLP